FOR IMMEDIATE RELEASE

CONTACTS:      Alanco Investor Relations       Equity Communications
               (480) 607-1010                  Ira Weingarten
               www.alanco.com                  (805) 897-1880
                                               ira@equitycommunication.com


                   Alanco Receives NASDAQ Listing Notification
                       And Initiates Formal Appeal Process

(Scottsdale, AZ - August 4, 2006) - Alanco Technologies, Inc. (NASDAQ: ALAN), said today that it received a Staff Determination letter from NASDAQ on August 2, 2006, indicating that the Company fails to comply with the minimum bid price requirements for continued listing as set forth in NASDAQ Marketplace Rule 4310(c)(4), and that its securities may be subject to delisting from the NASDAQ Capital Market. The Company has appealed the Staff determination and requested a hearing before the NASDAQ Listing Qualifications Panel ("Panel"). Under NASDAQ Marketplace Rules, a request for a hearing stays the delisting action pending the issuance of a written determination by the Panel. There can be no assurance that the Panel will grant the Company's request for continued listing. Pending a decision by the Panel, the Company's common stock will remain listed on the NASDAQ Capital Market.

Alanco Chairman and Chief Executive Officer, Robert R. Kauffman, commented, "The NASDAQ Marketplace Rules provide a formal process for Alanco to appeal the delisting determination and present our plan to regain minimum bid price compliance. The Company's management and Board of Directors are committed to maintaining our NASDAQ listing. We believe that the tremendous new value added by our recent StarTrak acquisition, combined with emerging developments in our TSI PRISM business, will begin to be reflected in our share price, as well as provide significant credibility to our compliance plan. I should also add that, if necessary, we do have stand-by shareholder authority to effect a reverse split to meet NASDAQ's minimum $1.00 bid price listing requirement."

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and data base management systems through its StarTrak Systems and Alanco/TSI PRISM subsidiaries.

StarTrak Systems is a leading provider of GPS tracking and subscription data services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels.

Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry, which tracks and records the location and movement of inmates and officers, resulting in significant staff productivity improvements and enhanced officer safety and facility security. Utilizing RFID (Radio Frequency Identification) tracking technology with proprietary software and patented hardware components, TSI PRISM provides real-time inmate and officer identification, location and tracking capabilities both indoors and out. TSI PRISM is currently utilized in prisons in Michigan, California, Illinois, Ohio, and Missouri.

The Company also participates in the data storage industry through two subsidiary companies: Arraid, Inc., a manufacturer of proprietary storage products to upgrade older "legacy" computer systems; and Excel/Meridian Data, Inc., a manufacturer of Network Attached Storage (NAS) systems.


EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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